EXHIBIT 21

        AMERICAN WATER WORKS COMPANY, INC. AND SUBSIDIARY COMPANIES

                       Subsidiaries of the Registrant

     The following list includes the Registrant and all of its subsidiaries as of December 31, 1997. The voting stock of each company shown indented is owned, to the extent indicated by the percentage, by the company immediately above which is not indented to the same degree. All subsidiaries of the Registrant appearing in the following table are included in the consolidated financial statements of the Registrant and its subsidiaries.

                                                                Percentage
                                                 State of      Voting Stock
         Name of Company                       Incorporation       Owned

American Water Works Company, Inc.
  American Commonwealth Company                Delaware            100
  American International Water Services Co.    Delaware            100
  American Water Works Service Company, Inc.   Delaware            100
  California-American Water Company            California          100
  Greenwich Water System, Inc.                 Delaware            100
    Connecticut-American Water Company         Connecticut         100
    Hampton Water Works Company                New Hampshire       100
    Massachusetts-American Water Company       Massachusetts       100
    New York-American Water Company, Inc.      New York            100
    The Salisbury Water Supply Company         Massachusetts       100
  Illinois-American Water Company              Illinois             99.78
  Indiana-American Water Company, Inc.         Indiana             100
  Iowa-American Water Company                  Delaware             94.98
  Kentucky-American Water Company              Kentucky            100
  Maryland-American Water Company              Maryland            100
  Massachusetts Capital Resources Company      Delaware            100
  Missouri-American Water Company              Missouri            100
  New Jersey-American Resources Company        New Jersey          100
  New Jersey-American Water Company, Inc.      New Jersey          100*
  New Mexico-American Water Company, Inc.      New Mexico           99.98
  Michigan-American Water Company              Michigan            100
  Occoquan Land Corporation                    Virginia            100
  Ohio-American Water Company                  Ohio                100
  Paradise Valley Water Company                Arizona             100
  Pennsylvania-American Water Company          Pennsylvania         95.92**
  Tennessee-American Water Company             Tennessee            99.81
  Virginia-American Water Company              Virginia            100
  West Virginia-American Water Company         West Virginia        99.95
    Bluefield Valley Water Works Company       Virginia            100

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 * Includes 7.32% which is owned by American Commonwealth Company, an affiliate of the Registrant.

** Includes .17% and 2.26% which are owned by American Commonwealth Company and Greenwich Water System, Inc., respectively, affiliates of the Registrant.